UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) November 30, 2021

Heyu Biological Technology Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-26731	87-0627910
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4th Floor, No. 10 Building, Xinglin Bay Business Operation Center,

Jimei District, Xiamen City,

Fujian Province, China 361022

(Address of principal executive offices) (Zip code)

(86) 158 5924 0902

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Directors and Officers

On November 30，2021, Mr. Bo Lyu was appointed by the board of directors of Heyu Biological Technology Corporation (the “Company”) as the Company’s Chief Financial Officer, effective immediately.

Prior to joining the Company, Mr. Bo Lyu served as financial controller of Building Dreamstar Technology Inc. from August 2020 to October 2021. From December 2017 to April 2019, Mr. Lyu served as the board secretary of Dragon Victory International Limited (Nasdaq: LYL). From 2014 to August 2017, Mr. Lyu served as the board secretary of Hailiang Education Group Inc. (Nasdaq: HLG). From 2009 to 2013, Mr. Lyu worked as an investment manager in Hailiang Group Co. Ltd., the then-parent company of Hailiang Education Group Inc., Zhejiang Hailiang Co. Ltd. (SSE Listed: 002203), and Hailiang International Holding Co. Ltd. (HKSE listed: 02336). Mr. Lyu received his bachelor’s degree in international investment from Wuhan University in 2001 and his master’s degree in Finance from the National Economics Department of Albert-Ludwigs-Universität Freiburg in 2008. He also holds the Certificate of Board Secretary from Shenzhen Stock Exchange and is a CFA II candidate.

Item 9.01	Financial Statements and Exhibits

Number	Description of Exhibit
99.1	Press Release, dated November 30, 2021, announcing Heyu Biological Technology Corporation’s appointment of New Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heyu Biological Technology Corporation

By:	/s/ Ban Siong Ang
Ban Siong Ang
Chief Executive Officer

Dated:	November 30, 2021

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